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Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 8, 2017

Jacobs Engineering Group Inc. Reports Earnings for the Third Quarter of Fiscal 2017

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the third fiscal quarter ending June 30, 2017.

Quarter Highlights:

•	Net earnings of $89.0 million, or $0.74 per share;
•	Adjusted net earnings of $95.3 million, or $0.79 per share;
•	Backlog of $18.6 billion – up $100 million vs. prior quarter and over $200 million a year ago; highest professional services backlog in nine quarters;
•	Gross margin improvement of over 150 basis points vs. prior year to 18.3%, driven by strong project execution and increased focus on more profitable business;
•	Announced definitive agreement to acquire CH2M – combination unites two industry-leading, innovative companies with highly complementary capabilities

Jacobs reported net earnings of $89.0 million, or $0.74 per share, on revenue of $2.5 billion for the third fiscal quarter ended June 30, 2017. This compares to net earnings of $69.1 million, or $0.57 per share, on revenues of $2.7 billion for the third fiscal quarter ended July 1, 2016.

Jacobs’ net earnings for the third fiscal quarter 2017 include approximately $6.3 million, or $0.05 per share, in after-tax Restructuring and other charges, mainly associated with the 2015 Restructuring. While the 2015 Restructuring was concluded in fiscal second quarter 2017, certain costs associated with previously identified restructuring actions were recognized this quarter, as previously communicated. Our third fiscal quarter 2016 results included approximately $25.8 million, or $0.21 per share, in charges related to the 2015 Restructuring.

Excluding the Restructuring and other charges above, Jacobs’ adjusted net earnings for the quarter totaled $95.3 million, or $0.79 per share, favorable as compared to $94.8 million, or $0.78 per share, for the corresponding period for 2016.

Our net earnings for the current quarter included $3.5 million, or $0.02 per share, in professional service fees associated with the Company’s announced definitive agreement to acquire CH2M.

Total backlog was $18.6 billion at June 30, 2017, including a professional services component of $12.6 billion, as compared to total backlog of $18.3 billion and a professional services component of $11.9 billion for the corresponding period last year.  On a sequential basis, gross profit (and margin) associated with our Q3 backlog continued to improve from our Q2 FY17 levels.

Steve Demetriou, Jacobs Chairman and CEO commenting on the results for the quarter, said, “I am pleased with our third quarter results which are aligned with our communicated expectations during last quarter’s earnings call.  Sequential revenue growth, continued robust gross margin performance, and strong cost discipline supported our year over year improvement.” Steve added, “The recently announced CH2M transaction serves as the beginning of the next exciting

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chapter in the history of Jacobs, and will enhance our strategy to target high growth, high margin business, and reinforce our position as a premier global design, engineering, construction operations and maintenance technical services firm.”

The Company’s cash flow from operations was $179.5 million in the third quarter.  Additionally, during the quarter, the Company repurchased 0.3 million shares of common stock at a total cost of $16.0 million and paid dividends of $18.0 million.

Outlook

Kevin Berryman, Jacobs CFO, commented, “The growth in our backlog and continued margin strength across all lines of business positions us to deliver on our goal to improve growth momentum into FY18. Expectations of our underlying operating performance for the upcoming fourth quarter remain positive and in line with current expectations.  As a result, our expected full year results are now expected to deliver adjusted earnings per share of $3.00-$3.15, including transaction costs associated with our recently announced acquisition of CH2M of approximately $0.07 per share.”

Jacobs will host a conference call today at 10:00 A.M. ET, which will be streamed live on www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of full-spectrum technical, professional and construction services for industrial, commercial and government organizations globally. The Company employs over 54,000 people and operates in more than 25 countries around the world. For more information, visit www.jacobs.com

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Statements made in this press release that are not based on historical fact are forward-looking statements, including statements regarding whether and when the proposed transaction with CH2M will be consummated and the anticipated benefits thereof. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that CH2M may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended September 30, 2016, and in particular the discussions contained under Item 1 -  Business; Item 1A - Risk Factors; Item 3 -  Legal Proceedings; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations, our most recent Quarterly Report on Form 10-Q for the period ended June 30, 2017, and in particular the discussions contained under Part I, Item 2 -  Management's Discussion and Analysis of Financial Condition and Results of Operations; and Part II, Item 1 -  Legal Proceedings and Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission.  Neither the Company nor CH2M is under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Revenues	$2,514,751	$2,693,873	$7,368,922	$8,323,570
Costs and Expenses:
Direct cost of contracts	(2,055,386)	(2,242,424)	(6,070,961)	(6,987,431)
Selling, general and administrative expenses	(330,890)	(341,893)	(1,012,685)	(1,080,352)
Operating Profit	128,475	109,556	285,276	255,787
Other Income (Expense):
Interest income	2,123	624	5,697	5,108
Interest expense	(4,054)	(4,572)	(11,327)	(10,315)
Miscellaneous income (expense), net	852	(2,801)	(5,879)	470
Total other (expense) income, net	(1,079)	(6,749)	(11,509)	(4,737)
Earnings Before Taxes	127,396	102,807	273,767	251,050
Income Tax Expense	(38,767)	(31,870)	(79,820)	(66,418)
Net Earnings of the Group	88,629	70,937	193,947	184,632
Net Earnings (Losses) Attributable to Noncontrolling Interests	403	(1,882)	5,639	(3,813)
Net Earnings Attributable to Jacobs	$89,032	$69,055	$199,586	$180,819
Net Earnings Per Share:
Basic	$0.74	$0.58	$1.65	$1.50
Diluted	$0.74	$0.57	$1.64	$1.49

Weighted Average Shares Used to Calculate EPS
Basic	119,206	119,850	119,360	120,330
Diluted	121,079	121,446	121,567	121,528

Segment Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Revenues from External Customers:
Aerospace & Technology	$585,432	$667,785	$1,739,908	$2,007,440
Buildings & Infrastructure	647,252	553,546	1,813,111	1,696,004
Industrial	681,588	705,996	2,015,784	2,044,652
Petroleum & Chemicals	600,479	766,546	1,800,119	2,575,474
Total	$2,514,751	$2,693,873	$7,368,922	$8,323,570
For the Three Months Ended			For the Nine Months Ended
June 30, 2017		July 1, 2016	June 30, 2017	July 1, 2016
Operating Profit:
Aerospace & Technology	$50,591	$53,741	$146,735	$156,861
Buildings & Infrastructure (1)	56,173	50,168	138,957	133,083
Industrial	32,347	28,444	81,549	68,216
Petroleum & Chemicals	29,055	29,646	88,326	92,194
Total Segment Operating Profit	168,166	161,999	455,567	450,354
Other Corporate Expenses	(28,991)	(19,523)	(54,392)	(57,896)
Restructuring and Other Charges	(10,700)	(32,920)	(115,899)	(136,671)
Total USGAAP Operating Profit	128,475	109,556	285,276	255,787
Total Other (Expense) income	(1,079)	(6,749)	(11,509)	(4,737)
Earnings Before Taxes	$127,396	$102,807	$273,768	$251,050

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(1)	Excludes $1,246 and $23,844 in restructuring and other charges for the three and nine month periods ended June 30, 2017

Other Operational Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Depreciation (pre-tax)	$18,239	$20,221	$52,718	$63,447
Amortization of Intangibles (pre-tax)	$11,679	$12,048	$34,891	$35,499
Pass-Through Costs Included in Revenues	$628,070	$616,160	$1,861,615	$1,887,620
Capital Expenditures	$27,791	$17,094	$73,552	$46,403

Balance Sheets (in thousands):

	June 30, 2017 (Unaudited)	September 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$758,296	$655,716
Receivables	2,086,331	2,115,663
Prepaid expenses and other	95,608	93,091
Total current assets	2,940,235	2,864,470
Property, Equipment and Improvements, net	329,128	319,673
Other Noncurrent Assets:
Goodwill	2,900,819	3,079,628
Intangibles, net	310,416	336,922
Miscellaneous	764,161	759,329
Total other noncurrent assets	3,975,396	4,175,879
	$7,244,759	$7,360,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$3,020	$2,421
Accounts payable	553,744	522,427
Accrued liabilities	886,215	938,378
Billings in excess of costs	396,823	319,460
Total current liabilities	1,839,802	1,782,686
Long-term Debt	282,000	385,330
Other Deferred Liabilities	838,028	861,824
Commitments and Contingencies	—	—
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—120,267,039 shares and 120,950,899 shares as of June 30, 2017 and September 30, 2016, respectively	120,267	120,951
Additional paid-in capital	1,223,805	1,168,272
Retained earnings	3,664,970	3,586,647
Accumulated other comprehensive loss	(783,387)	(610,594)
Total Jacobs stockholders’ equity	4,225,655	4,265,276
Noncontrolling interests	59,274	64,906
Total Group stockholders’ equity	4,284,929	4,330,182
	$7,244,759	$7,360,022

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Backlog (in millions):

	June 30, 2017	July 1, 2016
Aerospace & Technology	$5,552.9	$5,126.7
Buildings & Infrastructure	5,346.0	4,843.0
Industrial	2,235.7	3,203.9
Petroleum & Chemicals	5,421.6	5,149.1
Total	$18,556.2	$18,322.6

Non-U.S. GAAP Financial Measures:

In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended.  The non-GAAP financial measures included in this press release are adjusted net earnings and adjusted EPS .

Adjusted net earnings and adjusted EPS are non-GAAP financial measures that are calculated by excluding the after-tax costs related to the 2015 Restructuring activities as well as other charges associated with our Europe, U.K. and Middle East region (collectively referred to as “Restructuring and Other Charges”), which are not considered by management to be part of the Company’s ordinary operations  We believe that the adjusted net earnings and adjusted EPS are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding the effects of the Restructuring and other charges, which can obscure underlying trends.  Additionally, management uses adjusted net earnings and adjusted EPS in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures.  In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the Restructuring and other charges. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the third quarter of fiscal 2017 and 2016:

	Three Months Ended
	June 30, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Without Restructuring and Other Charges
Revenues	$2,514,751	$997	$2,515,748
Direct cost of contracts	(2,055,386)	249	(2,055,137)
Selling, general and administrative expenses	(330,890)	9,454	(321,436)
Total other (expense) income, net	(1,079)	—	(1,079)
Earnings Before Taxes	127,396	10,700	138,096
Income Tax (Expense) Benefit	(38,767)	(4,158)	(42,925)
Net earnings of the Group	88,629	6,542	95,171
Net Earnings (Losses) Attributable to Noncontrolling Interests	403	(249)	154
Net earnings Attributable to Jacobs	$89,032	$6,293	$95,325
Diluted earnings per share	$0.74	$0.05	$0.79

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	Three Months Ended
	July 1, 2016
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Revenues	$2,693,873	$—	$2,693,873
Direct cost of contracts	(2,242,424)	—	(2,242,424)
Selling, general and administrative expenses	(341,893)	32,828	(309,065)
Total other income (expense), net	(6,749)	92	(6,657)
Earnings Before Taxes	102,807	32,920	135,727
Income Tax (Expense) Benefit	(31,870)	(7,148)	(39,018)
Net earnings of the Group	70,937	25,772	96,709
Net Earnings (Losses) Attributable to Noncontrolling Interests	(1,882)	—	(1,882)
Net earnings Attributable to Jacobs	$69,055	$25,772	$94,827
Diluted earnings per share	$0.57	$0.21	$0.78

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

214-583-8500

Additional Information and Where to Find It

In connection with the proposed acquisition of CH2M Hill Companies Ltd. (“CH2M”) by Jacobs Engineering Group Inc. (the “Company”) pursuant to the terms of an Agreement and Plan of Merger by and among CH2M, the Company and Basketball Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), the Company intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that will contain a proxy statement of CH2M and a prospectus of the Company, which proxy statement/prospectus will be mailed or otherwise disseminated to CH2M’s stockholders when it becomes available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CH2M AND THE MERGER. Investors may obtain free copies of the proxy statement/prospectus when it becomes available, as well as other filings containing information about the Company and CH2M, without charge, at the SEC’s Internet website (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ websites at www.jacobs.com or www.ch2m.com

Participants in Solicitation

The Company, CH2M and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of CH2M in connection with the proposed Merger of Merger Sub with and into CH2M. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on November 22, 2016 and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on December 9, 2016. Information about CH2M’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 7, 2017, and the proxy statements for its 2017 annual meeting of stockholders, which was filed with the SEC on April 24, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, CH2M and their respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement/prospectus regarding the proposed transaction when it is filed with the SEC.  When available, you may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release relates to a proposed business combination between the Company and CH2M. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that the Company or CH2M may file with the SEC in connection with the proposed

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transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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